SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 10, 2013 (October 4, 2013)

Date of Report (Date of earliest event reported)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Inergy Midstream, L.P.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 7, 2013, Inergy Midstream, L.P. (“NRGM”) announced the consummation of the previously announced merger of its wholly-owned subsidiary Intrepid Merger Sub, LLC, (“Merger Sub”), with and into Crestwood Midstream Partners LP, (“Crestwood”), with Crestwood continuing as the surviving entity ( the “Merger”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 5, 2013, by and among NRGM, NRGM GP, LLC (“NRGM GP”), Merger Sub, Inergy, L.P. (“NRGY”), Crestwood, Crestwood Holdings LLC (“Crestwood Holdings”) and Crestwood Gas Services GP LLC (“CMLP GP”).

The Merger was completed following (i) approval of the Merger Agreement by the holders of a majority of the outstanding common units representing limited partner interests in Crestwood (“CMLP Common Units”) and Class D units representing limited partner interests in Crestwood (“Class D units”), (ii) the issuance of $1.03 in cash per CMLP Common Unit to holders of CMLP Common Units at the effective time of the Merger (other than CMLP Common Units held by Crestwood Gas Services Holdings, LLC, Crestwood Holdings and CMLP GP) and (iii) the issuance of common units representing limited partner interests in NRGM (“New Partnership Common Units”) to all holders of CMLP Common Units and Class D units at the effective time of the Merger based on an exchange ratio of 1.0700 New Partnership Common Units per CMLP Common Unit or Class D unit, as applicable. The cash portion of the consideration that will be received by the former limited partners of CMLP (other than Crestwood Gas Services Holdings, LLC, Crestwood Holdings and CMLP GP) was funded in part by cash on hand at NRGM and drawings by Crestwood on its revolving credit facility.

Immediately following the Merger, NRGM and Crestwood merged, with NRGM continuing as the surviving entity (the “Partnership”) and the Partnership changed its name to “Crestwood Midstream Partners LP.” The following events took place in connection with the consummation of the Merger:

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On October 7, 2013, immediately following the consummation of the merger, the Partnership entered into a five-year revolving Credit Agreement (the “Credit Agreement”) by and among the Partnership, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for a $1,000,000,000 revolving credit facility (the “Revolving Credit Facility”), in order to refinance the Partnership’s existing credit facility and to terminate each of Crestwood’s and Crestwood Marcellus Midstream LLC’s existing credit facilities, to fund related costs and expenses in connection therewith and to provide for ongoing working capital and for other general partnership purposes. The Revolving Credit Facility has an accordion feature that will allow the Partnership to increase the available borrowings under the facility by up to $250 million, subject to the lenders agreeing to satisfy the increased commitment amounts under the facility and the satisfaction of certain other conditions. In addition, the Revolving Credit Facility will include a sub-limit up to $25 million for same-day swing line advances and a sub-limit up to $250 million for letters of credit.

The Credit Agreement contains customary covenants and restrictive provisions, including maintenance of (a) a consolidated leverage ratio of not more than 5.00 to 1.00 (subject to, at the Borrower’s election, a consolidated net leverage ratio of not more than 5.50 to 1.00 during certain periods following certain acquisitions as further described in the Credit Agreement) and (b) an interest coverage ratio of not less than 2.50 to 1.00.

Borrowings under the Revolving Credit Facility are generally secured by all of the Partnership’s assets, and loans thereunder (other than swing line loans) bear interest at the Partnership’s option at either:

•	the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50%; (ii) Wells Fargo Bank, National Association’s prime rate; or (iii) the Eurodollar Rate adjusted to account for the maximum reserve percentages for eurocurrency funding required pursuant to Regulation D or similar regulations plus 1%; plus a margin varying from 0.75% to 1.75% depending on the Partnership’s most recent consolidated leverage ratio; or

•	the Eurodollar Rate plus a margin varying from 1.75% to 2.75% depending on the Partnership’s most recent consolidated leverage ratio.

Swing line loans bear interest at the Alternate Base Rate as described above. The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.30% to 0.50% per annum according to the Partnership’s most recent total leverage ratio. Interest on Alternate Base Rate loans is payable quarterly or, if the Adjusted Eurodollar Rate applies, at certain intervals as selected by the Partnership.

The Credit Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type.

The Credit Agreement provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by the guarantors described therein.

The Credit Agreement provides that all obligations thereunder and the guarantees will be secured by a lien on all assets and a pledge of all of the capital stock of the Partnership’s restricted subsidiaries subject to certain terms and exceptions.

The foregoing description of the Credit Agreement and the Revolving Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Crestwood Supplemental Indenture

In connection with the consummation of the Merger, the Partnership entered into that certain Supplemental Indenture No. 5, dated as of October 7, 2013 (the “Crestwood Supplemental Indenture”), among the Partnership (the “Successor Issuer”), Crestwood Midstream Finance Corp. (the “Successor Co-Issuer” and, together with the Successor Issuer, the “Successor Issuers”), Finger Lakes LPG Storage, LLC, Central New York Oil and Gas Company, L.L.C., Inergy Storage, Inc., Inergy Pipeline East, LLC, Inergy Gas Marketing, LLC, Arlington Storage Company, LLC, US Salt, LLC, Inergy Crude Logistics, LLC, Inergy Terminals, LLC, Inergy Dakota Pipeline, LLC and Inergy Midstream Operations, LLC (collectively, the “Partnership New Guarantors”), Crestwood (the “Original Issuer”), Crestwood Midstream Finance Corporation (the “Original Co-Issuer” and, together with the Original Issuer, the “Original Issuers”) and The Bank of New York Mellon Trust Company, N.A, as trustee.

Pursuant to the Crestwood Supplemental Indenture, the Successor Issuers have unconditionally assumed all of the obligations of the Original Issuers under the Indenture dated as of April 1, 2011 (the “Base Indenture”) providing for the issuance of the Original Issuers’ 7.75% Senior Notes due 2019 (the “Notes”) as supplemented by Supplemental Indenture No. 1, dated as of November 29, 2011, Supplemental Indenture No. 2, dated as of January 6, 2012, Supplemental Indenture No. 3, dated as of March 22, 2012 and Supplemental Indenture No. 4, dated as of April 11, 2013 (the Base Indenture as supplemented thereby, the “Indenture”). Further, pursuant to the Crestwood Supplemental Indenture, the Partnership New Guarantors have unconditionally guaranteed all of the Original Issuers’ obligations under the Indenture and Notes.

The description of the Crestwood Supplemental Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Crestwood Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Partnership Supplemental Indenture

In connection with the consummation of the Merger, the Partnership entered into that Certain Third Supplemental Indenture, dated as of October 7, 2013 (the “Partnership Supplemental Indenture”), among the Successor Issuers, the original guarantors party thereto, Crestwood Gas Services Operating LLC, Crestwood Gas Services Operating GP LLC, Cowtown Gas Processing Partners L.P., Cowtown Pipeline Partners L.P., Crestwood Appalachia Pipeline LLC, Crestwood Arkansas Pipeline LLC, Crestwood Marcellus Pipeline LLC, Crestwood New Mexico Pipeline LLC, Crestwood Panhandle Pipeline LLC, Crestwood Pipeline LLC, Crestwood Sabine Pipeline LLC, Sabine Treating LLC and Crestwood Ohio Midstream Pipeline LLC (collectively, the “Crestwood New Guarantors”) and U.S. Bank National Association, as trustee.

Pursuant to the Partnership Supplemental Indenture, the Crestwood New Guarantors have unconditionally guaranteed all of the Successor Issuers’ obligations under the Indenture dated as of December 7, 2012 providing for the issuance of the Successor Issuers’ 6.0% Senior Notes due 2020, as supplemented by the First Supplemental Indenture dated as of January 18, 2013 and the Second Supplemental Indenture dated as of May 22, 2013.

The description of the Partnership Supplemental Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 7, 2013, the Partnership terminated the Credit Agreement, dated as of December 21, 2011, as amended (the “Credit Facility”), among the Partnership, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. No amounts were outstanding under the Credit Facility following consummation of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included under the “Introductory Note” is hereby incorporated into this Item 2.01 by reference.

Crestwood is a growth oriented-publicly traded Delaware limited partnership engaged in the operation and development of midstream assets. Crestwood owns assets in the Marcellus Shale in northern West Virginia, the Barnett Shale in north Texas, the Fayetteville Shale in northwestern Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico, and the Haynesville/Bossier Shale in western Louisiana.

The description of the Merger and the Merger Agreement in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to (i) the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to NRGM’s Current Report on Form 8-K filed on May 9, 2013 and is incorporated herein by reference and (ii) the description of the Merger and the Merger Agreement contained in the joint press release issued by NRGM and Crestwood, which was filed as Exhibit 99.1 to NRGM’s Current Report on Form 8-K filed on May 6, 2013.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 and 1.02 is hereby incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 2.01 and 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Accounting Firm

Effective as of October 7, 2013, the Audit Committee of the Board (the “Board”) of Directors of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC) dismissed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of Crestwood. Crestwood is the accounting predecessor to the Partnership and its financial statements now constitute the primary financial statements of the Partnership.

The audit report on the financial statements of Crestwood for the fiscal years ended December 31, 2012 and December 31, 2011 issued by Deloitte did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during Crestwood’s two most recent fiscal years ended December 31, 2012 and December 31, 2011 and the subsequent interim period through October 6, 2013, (1) there were no disagreements between Crestwood and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its report on Crestwood’s financial statements for such periods, and (2) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has provided Deloitte with a copy of the foregoing disclosure prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Deloitte furnish Crestwood a letter addressed to the Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter to the Commission, dated October 10, 2013, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Accounting Firm

Effective as of October 7, 2103, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“E&Y”) as the principal accountant to audit the Partnership’s financial statements as of and for the fiscal year ending December 31, 2013.

During Crestwood’s fiscal years ended December 31, 2012 and 2011 and the subsequent interim period ending October 6, 2013, Crestwood did not consult E&Y in regards to Crestwood’s financial statements, which were audited by Deloitte as its independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed and (2) the type of audit opinion that was rendered on Crestwood’s financial statements or might be rendered on Crestwood’s financial statements. During such fiscal years and subsequent interim period ending October 6, 2013, Crestwood did not consult with E&Y in regards to Crestwood’s financial statements with respect to any matter that was the subject of a “disagreement” or a “reportable event” as those terms are described in Item 304(a)(1) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, on October 7, 2013, Steven M. Dougherty was appointed Senior Vice President and Chief Accounting Officer of the Partnership, J. Heath Deneke was appointed President— Natural Gas and William C. Gautreaux was appointed President—Liquids and Crude.

Mr. Dougherty, age 41, was appointed Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer of CMLP GP on January 18, 2013. Mr. Dougherty served as Vice President and Chief Accounting Officer of CMLP GP from June 2012 to January 18, 2013. Prior to joining CMLP GP, Mr. Dougherty was Director of Corporate Accounting at El Paso Corporation (“El Paso”) beginning in 2001, with responsibilities over El Paso’s corporate segment and leading El Paso’s efforts in addressing complex accounting matters. Prior to joining El Paso, Mr. Dougherty had seven years’ experience with KPMG LLP, working with public and private companies in the financial services industry. Mr. Dougherty holds a Master of Public Accountancy from The University of Texas at Austin and is a certified public accountant in the State of Texas.

J. Heath Deneke, age 40, served as Senior Vice President and Chief Commercial Officer of CMLP GP from August 2012 to October 2013. Prior to joining CMLP GP, Mr. Deneke served in various management positions at El Paso Corporation and its affiliates, including Vice President of Project Development and Engineering for the Pipeline Group, Director of Marketing and Asset Optimization for Tennessee Gas Pipeline Company and Manager of Business Development and Strategy for Southern Natural Gas Company. Mr. Deneke holds a bachelor’s degree in Mechanical Engineering from Auburn University.

William C. Gautreaux, age 50, served as President—Inergy Services for NRGM GP from September 2012 to October 2013 and served as President—Inergy Services for Inergy GP, LLC from November 2011 to October 2013. Mr. Gautreaux had been with NRGY since its inception in 1997 and manages the Partnership’s coast-to-coast NGL supply and logistics business. Prior to joining NRGY, Mr. Gautreaux was employed by Ferrellgas, Inc. and later co-founded and managed supply and risk management for LPG Services Group, Inc., which was acquired by Dynegy in 1996.

At this time, Messrs. Dougherty, Gautreaux and Deneke have not entered into any executive compensatory arrangements with the Partnership with respect to their appointments as officers of the Partnership. Messrs. Dougherty and Deneke will continue to be compensated pursuant to their existing employment arrangements with Crestwood Holdings Partners LLC and may in the future participate in certain executive compensation arrangements related to their positions with the Partnership. Mr. Gautreaux will continue to be compensated pursuant to his existing employment arrangement with Inergy Operations, LLC and may in the future participate in certain executive compensation arrangements related to his position with the Partnership.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2013, in connection with the Merger, the Board of Directors of NRGM GP approved an amendment to the partnership agreement of the Partnership (the “Partnership Amendment”) and the Certificate of Limited Partnership of the Partnership (the “Charter Amendment”). The Partnership Amendment changed (i) the name of the Partnership from Inergy Midstream, L.P. to Crestwood Midstream Partners LP and (ii) the principal address of the Partnership to 700 Louisiana Street, Suite 2060, Houston, Texas 77002. The Partnership Amendment was effective as of October 7, 2013. The Charter Amendment (i) reflected the change in the name of the Partnership from Inergy Midstream, L.P. to Crestwood Midstream Partners LP and (ii) changed the name of the general partner of the Partnership from NRGM GP, LLC to Crestwood Midstream GP LLC.

The foregoing descriptions of the Partnership Amendment and the Charter Amendment above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Partnership Amendment and the Charter Amendment, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On October 4, 2013, Crestwood issued a press release announcing the approval of the Merger Agreement. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 7, 2013, NRGM and Crestwood issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2, dated October 7, 2013, to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP

3.2	Amendment, dated October 7, 2013 to the Certificate of Limited Partnership of Crestwood Midstream Partners LP

4.1	Supplemental Indenture No. 5, dated as of October 7, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee

4.2	Third Supplemental Indenture, dated as of October 7, 2013, among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and U.S. Bank National Association, as trustee

10.1	Credit Agreement, dated October 7, 2013, by and among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

16.1	Letter from Deloitte to the Commission dated October 10, 2013

99.1	Press Release dated October 4, 2013

99.2	Press Release dated October 7, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC, its General Partner

Date: October 10, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amendment No. 2, dated October 7, 2013, to the First Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP

3.2	Amendment, dated October 7, 2013, to the Certificate of Limited Partnership of Crestwood Midstream Partners LP

4.1	Supplemental Indenture No. 5, dated as of October 7, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corporation, Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee

4.2	Third Supplemental Indenture, dated as of October 7, 2013, among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and U.S. Bank National Association, as trustee

10.1	Credit Agreement, dated October 7, 2013, by and among Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.), as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

16.1	Letter from Deloitte to the Commission dated October 10, 2013

99.1	Press Release dated October 4, 2013

99.2	Press Release dated October 7, 2013